                                                 Exhibit 21
                                                     to
                                             Form 10-K for 1998


                           Subsidiaries of the Registrant
                               (as of March 31, 1999)


                                                                     State of
Subsidiary                                                       Incorporation
----------                                                       -------------
Cincinnati Bell Telephone Company                                      Ohio

     Cincinnati Bell Telecommunications Services Inc.                  Ohio

Cincinnati Bell Network Solutions Inc.                                 Ohio

Cincinnati Bell Software Solutions LLC                               Indiana

Cincinnati Bell Long Distance Inc.                                     Ohio

Cincinnati Bell Supply Company                                         Ohio

Cincinnati Bell Directory Inc.                                         Ohio

Cincinnati Bell Wireless Company                                        Ohio

Cincinnati Bell Wireless LLC                                            Ohio